Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the ATMI, Inc. 2010 Stock Plan of our reports dated February 18, 2010, with respect to the consolidated financial statements and schedule of ATMI, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of ATMI, Inc. filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
Stamford, Connecticut
June 4, 2010